Exhibit 99.1

For more information, please contact:
Michael J. McCloskey
Executive Vice President
(720) 932-4282
mmccloskey@uwbank.com

FOR IMMEDIATE RELEASE

UNITED WESTERN BANCORP, INC. ANNOUNCES
RETIREMENT OF WILLIAM D. SNIDER, CHIEF FINANCIAL OFFICER

Denver – April 21, 2010. United Western Bancorp, Inc. (NASDAQ: UWBK) (the “Company”), announced that William D. Snider has retired from the Company as chief financial officer and from all other day-to-day roles with the Company and its subsidiaries. Mr. Snider will continue to serve as a director of the Company. Mr. Snider has been with the Company, as both a director and chief financial officer, since December 2005. Mr. Snider’s retirement was effective April 15, 2010.

Guy A. Gibson, the Company’s Chairman of the Board, expressed his thanks for Mr. Snider’s service over the past four years saying, “We appreciate the personal commitment Bill made to the Company and wish both him and his wife, Lisa, all the best as they enjoy retirement.”

The Company is considering both internal and external candidates to replace Mr. Snider in the future. In the interim, the functions formerly performed by Mr. Snider will be shared between Benjamin C. Hirsh, the Company’s Chief Accounting Officer, and Charles Caswell, Chief Financial Officer to the Company’s principal subsidiary, United Western Bank.

About United Western Bancorp, Inc.
Denver-based United Western Bancorp, Inc. is focused on developing its community-based banking network through its subsidiary, United Western Bank®, by strategically positioning branches across Colorado’s Front Range market and certain mountain communities. This area spans the eastern slope of the Rocky Mountains – from Pueblo to Fort Collins, and from metropolitan Denver to the Roaring Fork Valley. United Western Bank plans to grow its network to an estimated ten to twelve community bank locations over the next three to five years. In addition to community-based banking, United Western Bancorp, Inc. and its subsidiaries offer deposit services to institutional customers and custodial, administrative, and escrow services through its wholly owned subsidiary, UW Trust Company. For more information, please visit our web site at www.uwbancorp.com.

Forward-Looking Statements
This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties.  Forward-looking statements include information concerning Mr. Snider’s continued advice as a director of the Company. These statements often include terminology such as “may,” “will,” “expect,” “anticipate,” “predict,” “believe,” “plan,” “estimate,” “continue,” “could,” “should,” “would,” “intend,” “projects,” or the negative thereof or other variations thereon or comparable terminology and similar expressions.  As you consider forward-looking statements, you should understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.  These factors include, but are not limited to: the successful implementation of our community banking strategies; the ability to secure, timing of, and any conditions imposed thereon of any, regulatory approvals or consents for new branches or other contemplated actions; the availability of suitable and desirable locations for additional branches; the continuing strength of our existing business, which may be affected by various factors, including but not limited to interest rate fluctuations, level of delinquencies, defaults and prepayments, increased competitive challenges, and expanding product and pricing pressures among financial institutions; changes in financial market conditions, either internationally, nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial and residential real estate development, real estate prices and other recent problems in the commercial and residential real estate markets; demand for loan products and financial services; unprecedented fluctuations in markets for equity, fixed-income, commercial paper and other securities, including availability, market liquidity levels, and pricing; increases in the levels of losses, customer bankruptcies, claims and assessments; the extreme levels of volatility and limited credit currently being experienced in the financial markets; changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events; legal and regulatory developments, such as changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Department of Treasury and the Federal Reserve Board; our participation, or lack thereof, in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”), including without limitation the Troubled Asset Relief Program (“TARP”), and the Capital Purchase Program (the “CPP”), and the impact of such programs and related regulations on our business and on international, national, and local economic and financial markets and conditions.

Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in forward-looking statements is contained in the “Risk Factors” section included in the Companys Annual Report on Form 10-K filed March 15, 2010, and in the Company’s other periodic reports and filings with the Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release.

Any forward-looking statements made by the Company speak only as of the date on which the statements are made and are based on information known to us at that time. The Company does not intend to update or revise the forward-looking statements made in this press release after the date on which they are made to reflect subsequent events or circumstances, except as required by law.